EXHIBIT 11A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 1-A Regulation A Offering Statement of Link Group International Inc. (the “Company”) of our report dated November 19, 2020 relating to the financial statements of the Company for the period from inception on June 28, 2019 to December 31, 2019 included in this Offering Statement.

We also consent to the reference to the Firm under the heading “Experts” in such Offering Statement.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

November 20, 2020